CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	Board of Directors
The PAWS Pet Company, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Form S-8 Registration Statement reference to our audit report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated March 30, 2012 relating to the consolidated financial statements of The PAWS Pet Company, Inc.

/s/ KBL LLP

New York, New York

April 27, 2012

110 Wall Street, 11th Floor, New York, NY 10005	212.785-9700